POWER OF ATTORNEY


     The undersigned Trustees and Officers of Health and Rehabilitation Properties Trust (the "Trust") hereby severally constitute Mark J. Finkelstein, Gerard M. Martin and Barry M. Portnoy, and each of them, to sign for us and in our names in the capacities indicated below, the Trust's annual report on Form 10-K for the year ended December 31, 1993 and any and all amendments thereto.

     Witness our hands and common seal on the dates set forth below.

Signature                          Title                      Date

/s/ Mark J. Finkelstein      President and Chief    March 22, 1994
Mark J. Finkelstein          Executive Officer


/s/ David J. Hegarty         Executive Vice         March 22, 1994
David J. Hegarty             President and Chief
                             Financial Officer


/s/ John L. Harrington       Trustee                March 18, 1994
John L. Harrington


/s/ Arthur G. Koumantzelis   Trustee                March 22, 1994
Arthur G. Koumantzelis


/s/ Justinian Manning, C.P.  Trustee                March 22, 1994
Rev. Justinian Manning,
C.P.


/s/ Gerard M. Martin         Trustee                March 22, 1994
Gerard M. Martin


/s/ Barry M. Portnoy         Trustee                March 22, 1994
Barry M. Portnoy
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